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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES OF
                               SMARTBARGAINS, INC.

Entity                                      State of Incorporation or Organization
------                                      --------------------------------------
SmartBargains Security Corporation          Massachusetts
SB.com, Inc.                                Delaware
SmartBargains.com, LP                       Delaware